Exhibit 99.1

LTC Announces Operating Results for the Three and Twelve Months Ended December 31, 2007

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and twelve months ended December 31, 2007 and announced that net income available to common stockholders for the fourth quarter was $6.9 million or $0.30 per diluted share. For the same period in 2006, net income available to common stockholders was $7.7 million or $0.33 per diluted share. Revenues for the three months ended December 31, 2007, were $18.0 million versus $18.4 million for the same period last year.

The Company also announced that for the twelve months ended December 31, 2007, net income available to common stockholders was $30.8 million or $1.32 per diluted share. For the same period in 2006, net income available to common stockholders was $61.6 million or $2.51 per diluted share, which included a gain of $32.6 million from the sale of four assisted living properties and a skilled nursing property and discontinued operations related to properties sold of $0.7 million. Net income from continuing operations was $47.7 million or $1.32 per diluted share for the twelve months ended December 31, 2007 as compared to $45.5 million or $1.21 per diluted share during the same period last year. Revenues for the twelve months ended December 31, 2007, were $74.8 million versus $73.2 million for the same period last year.

The Company announced that during the fourth quarter of 2007 it originated two mortgage loans with the same borrower on two skilled nursing properties in Texas. One loan in the amount of $4.0 million is secured by a first trust deed on a property with 230 licensed beds of which 172 beds are Medicaid licensed. The other loan in the amount of $2.2 million is secured by a first trust deed on a property with 117 licensed beds of which 114 are Medicaid licensed. Both loans have an initial interest rate of 9.75%, increasing 0.15% annually, with a 20-year amortization and mature in 10 years. Additionally, in the fourth quarter of 2007 the Company invested $0.5 million, at an average yield of approximately 10%, under agreements to expand and renovate four properties operated by four different operators. As of December 31, 2007, the total commitment remaining under these agreements was $2.4 million. The Company also invested $1.4 million during the quarter ended December 31, 2007 to repurchase a total of 67,123 shares of LTC’s common stock. These purchases were made on the open market at an average cost of $21.58 per share.

The Company has scheduled a conference call for Thursday, February 21, 2008, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended December 31, 2007. The conference call is accessible by dialing 800-659-2037 passcode 32428620. The international number is 617-614-2713. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. An audio replay of the conference call will be available from February 21, 2008 through March 6, 2008. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 91111597.

At December 31, 2007, LTC had investments in 108 skilled nursing properties, 94 assisted living properties and two schools in 29 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.ltcproperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC. CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Rental income	$14,551	$13,783	$57,841	$52,342
Interest income from mortgage loans	2,620	3,509	12,502	15,444
Interest and other income	851	1,060	4,447	5,377
Total revenues	18,022	18,352	74,790	73,163

Expenses:
Interest expense	1,240	1,594	4,957	7,028
Depreciation and amortization	3,610	3,492	14,305	13,841
Legal expenses	21	6	260	236
Operating and other expenses	1,909	1,731	7,229	6,696
Total expenses	6,780	6,823	26,751	27,801
Income before non-operating income and minority interest	11,242	11,529	48,039	45,362
Non-operating income	—	517	—	517
Minority interest	(85)	(86)	(343)	(343)
Income from continuing operations	11,157	11,960	47,696	45,536
Discontinued operations:
(Loss) income from discontinued operations	(8)	(12)	(47)	695
(Loss) gain on sale of assets, net	(43)	—	106	32,557
Net (loss) income from discontinued operations	(51)	(12)	59	33,252
Net income	11,106	11,948	47,755	78,788
Preferred stock dividends	(4,224)	(4,241)	(16,923)	(17,157)
Net income available to common stockholders	$6,882	$7,707	$30,832	$61,631

Net Income per Common Share from Continuing Operations net of Preferred Stock Dividends:
Basic	$0.30	$0.33	$1.33	$1.22
Diluted	$0.30	$0.33	$1.32	$1.21
Net Income per Common Share from Discontinued Operations:
Basic	$0.00	$0.00	$0.00	$1.42
Diluted	$0.00	$0.00	$0.00	$1.41
Net Income per Common Share Available to Common Stockholders:
Basic	$0.30	$0.33	$1.33	$2.64
Diluted	$0.30	$0.33	$1.32	$2.51

Basic weighted average shares outstanding	22,754	23,515	23,215	23,366

NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.

Reconciliation of Funds From Operations (“FFO”)

FFO is a supplemental measure of a REIT’s financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company’s FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (amounts in thousands, except per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Net income available to common stockholders	$6,882	$7,707	$30,832	$61,631
Add: Real estate depreciation	3,618	3,504	14,352	13,944
Add: Non-cash compensation charges	631	248	2,242	1,002
Add: IRS settlement	—	—	—	950
Less (gain)/add loss on sale of assets, net	43	—	(106)	(32,557)
FFO available to common stockholders	$11,174	$11,459	$47,320	$44,970

Less: Non-cash compensation charges	(631)	(248)	(2,242)	(1,002)
Less: IRS Settlement	—	—	—	(950)
FFO including IRS settlement and non-cash compensation charges	$10,543	$11,211	$45,078	$43,018

Basic FFO available to common stockholders per share	$0.49	$0.49	$2.04	$1.93
Diluted FFO available to common stockholders per share	$0.48	$0.48	$1.99	$1.88

Basic FFO including IRS settlement and non-cash compensation charges per share	$0.46	$0.48	$1.94	$1.84
Diluted FFO including non-cash compensation charges per share	$0.46	$0.47	$1.90	$1.80

LTC PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share amounts)

	December 31, 2007	December 31, 2006
ASSETS
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2007 — $115,766; 2006 — $101,783	$342,222	$350,415
Land	34,892	34,998
Properties held for sale, net of accumulated depreciation and amortization: 2007 — $0; 2006 — $308	—	783
Mortgage loans receivable, net of allowance for doubtful accounts: 2007 — $890; 2006 — $1,280	91,278	116,992
Real estate investments, net	468,392	503,188
Other Assets:
Cash and cash equivalents	42,631	29,887
Debt issue costs, net	326	548
Interest receivable	2,553	3,170
Prepaid expenses and other assets	20,447	16,771
Notes receivable	3,292	4,264
Marketable securities	6,464	9,939
Total Assets	$544,105	$567,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings	$—	$—
Mortgage loans payable	47,165	48,266
Bonds payable	5,130	5,545
Accrued interest	349	358
Accrued expenses and other liabilities	5,381	6,205
Liabilities related to properties held for sale	—	18
Distributions payable	3,406	3,423
Total Liabilities	61,431	63,815

Minority interest	3,518	3,518
Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized;
shares issued and outstanding: 2007 — 8,802; 2006 — 8,834	208,553	209,341
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2007 — 22,872; 2006 — 23,569	229	236
Capital in excess of par value	316,609	332,149
Cumulative net income	490,588	442,833
Other	956	1,693
Cumulative distributions	(537,779)	(485,818)
Total Stockholders' Equity	479,156	500,434
Total Liabilities and Stockholders' Equity	$544,105	$567,767

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
805-981-8655